UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  March 28, 2014

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2014, Radius Health, Inc. (the “Company”) entered into Amendment No. 1 to Series B-2 Convertible Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement Amendment”), pursuant to which the last date by which all subsequent closings of the sale and issuance by the Company of shares of its Series B-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series B-2 Stock”), and of warrants (the “Warrants”) to purchase shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), to one or more additional investors pursuant to that certain Series B-2 Convertible Preferred Stock and Warrant Purchase Agreement, dated as of February 14, 2014, by and among the Company and the investors referenced therein (as amended, the “Purchase Agreement”), was to occur, was extended from March 15, 2014 to April 18, 2014.

On March 28, 2014, the Company also entered into Amendment No. 4 to Work Statement NB-1 (the “NB-1 Amendment”) under that certain Clinical Trial Services Agreement (the “Services Agreement”), entered into as of March 29, 2011, between the Company and Nordic Bioscience Clinical Development VII A/S (“Nordic”).  Under the NB-1 Amendment, the Company agreed to pay to Nordic an additional performance incentive (a “Performance Incentive Payment”) of $500,000 for every 50 patients that, subsequent to March 28, 2014, complete all end-of-study procedures of the Phase 3 clinical study of the Company’s Abaloparatide-SC product, up to a maximum aggregate amount of additional payments equal to $5 million.  Any Performance Incentive Payment will be paid in cash in the event an underwritten initial public offering of shares of the Company’s common stock (an “IPO”) is consummated prior to May 31, 2014.  Should an IPO not be consummated by the Company prior to May 31, 2014, Performance Incentive Payments will be paid instead through the issuance to Nordic of shares of capital stock of the Company under the same model for equity-based compensation that is contemplated by the Company’s existing outstanding work statements under the Services Agreement.

On March 28, 2014, the Company also entered into Amendment No. 2 (the “Stock Issuance Agreement Amendment”) to that certain Amended and Restated Stock Issuance Agreement, dated as of May 16, 2011, between the Company and Nordic (as amended by the Stock Issuance Agreement Amendment, the “Stock Issuance Agreement”).  Under the Stock Issuance Agreement Amendment, the Company agreed to issue to Nordic shares of its Series A-6 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-6 Stock”), having a value of up to the sum of approximately €3.0 million (approximately $4.1 million based on the exchange rate as of March 28, 2014) and $527,740, as payment of the equity component of the consideration payable to Nordic under the terms of that certain under Amendment No. 1 to Work Statement NB-3, effective as of February 28, 2014, entered into between the Company and Nordic under the Services Agreement to provide for additional services to be rendered by Nordic related to a Period 2 extension study to evaluate an additional eighteen months of standard-of-care osteoporosis management following the Period 1 extension of six months upon completion of the Phase 3 clinical study of the Company’s Abaloparatide-SC product.  The terms of the Stock Issuance Agreement Amendment also provide that the Company declare, as soon as reasonably practical, a stock dividend of twenty nine (29) shares of Series A-6 Stock for each share of the Company’s outstanding Series A-5 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-5 Stock”), all of which are held by Nordic, for a total of 186,847 shares of Series A-6 Stock (the “Stock Dividend”), in full satisfaction of all stock dividends payable in 2014 under the terms of the Stock Issuance Agreement in relation to Work Statement NB-1 and Work Statement NB-3 under the Services Agreement, excluding any Performance Incentive Payments payable in stock.  The Stock Issuance Agreement Amendment provides further that in the event an IPO occurs prior to May 31, 2014, any payments owed by the Company to Nordic in relation to Work Statement NB-1 and Work Statement NB-3 for all periods of time after 2014, excluding any Performance Incentive Payments, will be changed from the right to receive stock to the right to receive a total cash payment from the Company of $4.3 million payable in ten equal monthly installments of $430,000 beginning on March 31, 2015.  The Stock Issuance Agreement Amendment also stipulates that all consideration to be paid to Nordic pursuant to the Stock Issuance Agreement at any time after the consummation of an IPO be payable in cash.

The preceding descriptions of the Purchase Agreement Amendment, the NB-1 Amendment and the Stock Issuance Agreement Amendment, are qualified in their entirety by reference to the full texts of the Purchase

Agreement Amendment, the NB-1 Amendment and the Stock Issuance Agreement Amendment, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

On March 28, 2014, the Company sold a total of 26,864 shares of Series B-2 Stock to Brookside Capital Partners Fund, L.P. (“Brookside”), in a subsequent closing under the Purchase Agreement, at a price of $61.42 per share, for aggregate proceeds to the Company of approximately $1.6 million.  In connection with such sale, the Company also issued to Brookside on such date, pursuant to the terms of the Purchase Agreement, a Warrant to purchase up to 67,160 shares of Common Stock at a purchase price of $6.142 per share.  Prior to such subsequent closing with Brookside, the Company had issued to other additional investors in subsequent closings under the Purchase Agreement a total of 5,209 shares of Series B-2 Stock, for aggregate proceeds to the Company of approximately $320,000, and Warrants to purchase up to a total of 13,023 shares of Common Stock.  All shares of Series B-2 Stock and Warrants (and the shares of Common Stock issuable upon conversion or exercise thereof) sold pursuant to the Purchase Agreement have been or will be issued by the Company under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they have been or will be issued to accredited investors without a view to distribution, and have not been and will not be issued through any general solicitation or advertisement.

On March 31, 2014, the Board of Directors of the Company declared and paid the Stock Dividend, resulting in the issuance of twenty-nine (29) shares of Series A-6 Stock for each share of Series A-5 Stock outstanding at the close of business on such date.  Accordingly, the Company issued to Nordic, the holder of all of the outstanding shares of Series A-5 Stock, 186,847 shares (the “Dividend Shares”) of Series A-6 Stock on such date.  The Dividend Shares represent the total shares accrued and payable as dividends on the Series A-5 Stock as of March 31, 2014 pursuant to the terms of the Company’s Certificate of Designations of the Company’s Series A-1 Convertible Preferred Stock, Series A-2 Convertible Preferred Stock, Series A-3 Convertible Preferred Stock, Series A-4 Convertible Preferred Stock, Series A-5 Convertible Preferred Stock and Series A-6 Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on May 17, 2011, as amended (the “Certificate”), and the Stock Issuance Agreement.  The issuance of the Dividend Shares was exempt from registration under the Securities Act of 1933, as amended, because there was no sale of the Dividend Shares under the Securities Act of 1933, as amended.

Each share of Series A-6 Stock is convertible, at the option of the holder thereof, at any time, into ten shares of Common Stock.  In addition, each share of Series A-6 Stock will be automatically converted into ten shares of Common Stock if the Senior Majority (as defined in the Certificate) elects to so convert the Series A-6 Stock or, if earlier, on the date that the Common Stock becomes listed for trading on a national securities exchange.

The information in Item 1.01 above is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 1, 2014

Radius Health, Inc.

By:	/s/ B. Nicholas Harvey
Name: B. Nicholas Harvey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment No. 1, dated March 28, 2014, to Series B-2 Convertible Preferred Stock and Warrant Purchase Agreement by and between the Company and the Investors referenced therein.

10.2	Amendment No. 4, dated March 28, 2014, to Work Statement NB-1 by and between the Company and Nordic Bioscience Clinical Development VII A/S.

10.3	Amendment No. 2, dated March 28, 2014, to Amended and Restated Stock Issuance Agreement by and between the Company and Nordic Bioscience Clinical Development VII A/S.